UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on March 12, 2018, Orexigen Therapeutics, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 18-10518).

On April 23, 2018, the Company entered into an asset purchase agreement (the “Agreement”) with Nalpropion Pharmaceuticals, Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to acquire substantially all of the assets and assume certain liabilities of the Company for an aggregate purchase price of $75,000,000 (the “Acquisition”).

The Agreement contains customary representations and warranties of the parties. The Agreement is also subject to a number of closing conditions, including, without limitation: approval by the Bankruptcy Court; the absence of any governmental orders or other legal prohibitions related to the transaction; the accuracy of representations and warranties of the parties, subject to certain qualifications; the absence of a material adverse effect, as defined in the Agreement, with respect to the Company’s business and the assets being acquired by the Purchaser; and material compliance with the obligations set forth in the Agreement.

The sale contemplated by the Agreement is expected to be conducted under the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and is subject to certain Bankruptcy Court approved bidding procedures and receipt of higher or otherwise better bid(s) at auction. Under the Agreement, the Company has agreed to pay the Purchaser a break-up fee equal to $3,500,000 and to reimburse the Purchaser for certain expenses in an amount not to exceed $2,000,000 (the “Bid Protections”) upon certain triggering conditions, including if the Agreement is terminated because the Purchaser is not the prevailing bidder at auction or the Company consummates another sale or restructuring transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Incentive Plan

On April 19, 2018, the Bankruptcy Court approved the implementation of the Company’s Key Employee Incentive Plan (the “KEIP”). The KEIP provides incentive payments to six key executives based on the achievement of certain performance goals to improve creditor recoveries through the completion of the bankruptcy process. The six key executives are Michael Narachi, Thomas Cannell, Peter Flynn, Monica Forbes, Thomas Lynch and Stephen Moglia (the “Key Executives”).

Pursuant to the terms of the KEIP, operational incentive payments will be measured based on operating disbursements from the cumulative budget through the completion of the bankruptcy process. Only Ms. Forbes and Mr. Moglia (“Participating Finance Employees”) are eligible for the operational incentives. Participating Finance Employees will receive a one-time payout equal to three-months of their base salary if operating disbursements during the bankruptcy process are no more than 115% of the cumulative budget through the completion of the bankruptcy process.

Pursuant to the terms of the KEIP, asset sale incentives (“Asset Sale Incentives”) will be paid in connection with the sale of the Company’s assets. For the Participating Finance Employees, the operational incentive will be credited against any Asset Sale Incentives they receive.

The Asset Sale Incentives will be based on a percentage of the proceeds from the asset sale (whether in one or a series of asset sales) (the “Asset Sale Proceeds”) as outlined below. Collectively, the Key Executives will receive an allocated portion of an aggregate payout equal to a percentage of Asset Sale Proceeds (the “Incentive Payout”). Allocation of the Incentive Payout to individual Key Employees will be determined by the Company’s Compensation Committee; provided, however, if the Asset Sale Proceeds do not exceed $80 million, the Chief Executive Officer is not eligible to participate in the Incentive Payout, and such Incentive Payout will be reallocated among the other Key Employees, as determined by the Compensation Committee. Asset Sale Incentives are capped at $6.25 million for Asset Sale Proceeds exceeding $250 million.

In the event of the involuntary termination of employment of a Key Employee by the Company for cause or voluntary termination of employment by a Key Employee for any reason, the amount of the Incentive Payout allocated for such departing Key Employee may be reallocated among the other Key Employees, as determined by the Compensation Committee.

Asset Sale Proceeds	Incentive Payout
$0 - $40m	0%
$40 - $80m	1%
$80m - $120m	1.5%
$120m - $165m	2.0%
$165m - $250m	2.5%
>$250m	$6.25m

The foregoing summary is qualified in its entirety by reference to the KEIP, the terms of which are contained within the motion and order attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Key Employee Retention Plan

On April 19, 2018, the Bankruptcy Court also approved the Company’s implementation of a Key Employee Retention Plan (“KERP”) covering approximately 67 non-insiders employed by the Company (the “KERP Participants”), as determined by the Chief Executive Officer to be critical to the Company’s business and reorganization. The collective funds reserved for the KERP will not exceed $3,115,000 and each KERP Participant is entitled to three month’s salary if they do not voluntary terminate their employment with the Company prior to the consummation of the Acquisition. Unused funds may be reallocated to other KERP Participants or other employees who are not currently KERP Participants at the discretion of the Chief Executive Officer.

Item 8.01.	Other Events.

On April 23, 2018, the Bankruptcy Court entered an order approving the Purchaser as the “stalking horse” bidder for the assets identified in the Agreement, approving the Bid Protections, implementing certain bidding procedures, scheduling the deadline for qualified competing bidders to submit qualified bids as 4:00 p.m. (Eastern Time) on June 21, 2018, scheduling the auction (if qualified bids are received) for 10:00 a.m. (Eastern Time) on June 26, 2018, setting the date for the sale hearing to approve the sale of substantially all of the Company’s assets for 10:00 a.m. (Eastern Time) on June 28, 2018, and approving certain other matters (the “Bidding Procedures Order”). The Bidding Procedures Order is attached hereto as Exhibit 99.1.

A copy of the press release announcing the entry by the Company into the Agreement and the extension of the bid deadline is attached hereto as Exhibit 99.2.

Cautionary Statements Regarding Trading in the Company’s Securities\

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 process will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 process. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 filings or related proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process and the timing or amount of any distributions to the Company’s stakeholders. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this Current Report.

Additional Information regarding the Chapter 11 Case

Additional information about the Chapter 11 process and proposed asset sale, as well as other documents related to the restructuring and reorganization proceedings, is available through the Company’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/orexigen. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

2.1	Asset Purchase Agreement, dated as of April 23, 2018, by and between Orexigen Therapeutics, Inc. and Nalpropion Pharmaceuticals, Inc. (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)

10.1	Key Employee Incentive Plan

99.1	Bidding Procedures Order, filed with the United States Bankruptcy Court for the District of Delaware on April 23, 2018

99.2	Press Release, dated April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 23, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary